ING


                               POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being duly elected Directors and/or Officers of Equitable Life Insurance Company of Iowa ("Equitable"), constitute and appoint, Kimberly J. Smith and Linda E. Senker, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign the following Equitable registration statements, and amendments to registration statements, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as she might or could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents, or any of them, or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof:


o Equitable of Iowa Separate Account A Post-Effective Amendment No. 14 to the Registration Statement on Form N-4 (Nos. 033-79170; 811-8524).



SIGNATURE                           TITLE                           DATE
---------                           -----                           ----

/s/KEITH GUBBAY                  PRESIDENT AND
----------------                  DIRECTOR                       JULY 29, 2002
KEITH GUBBAY












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